Exhibit 3.1

DelawareThe First StatePage 1 6551776 8100Authentication: 202891014SR# 20250401710Date: 02-08-25You may verify this certificate online at corp.delaware.gov/authver.shtmlI, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HYPERSCALE DATA, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 2025, AT 2:10 O`CLOCK P.M.

State of Delaware Secretary of State Division of Corporations Delivered 02:10 PM 02/05/2025 FILED 02:10 PM 02/05/2025 SR 20250401710 -FileNumber 6551776 STATE OF DELA WARE CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF HYPERSCALE DATA, INC. Hyperscale Data, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") hereby certifies that: FIRST: This Certificate of Amendment (this "Certificate of Amendment") amends the provisions of the Certificate of Designation of Preferences, Rights and Limitations of the Series G Convertible Preferred Stock (the "Series G COD"), originally filed with the Secretary of State of the State of Delaware on December 23, 2024. SECOND: That Section 4(a) of the Series G COD is hereby amended in its entirety to read as follows: "Section 4. Voting Rights. (a) Quorum and Voting Power. For purposes of determining the presence of a quorum at any meeting of the stockholders of the Corporation at which the shares of Series G Preferred Stock are entitled to vote and the voting power of the shares of Series G Preferred Stock, each Holder of outstanding shares of Series G Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series G Preferred Stock are then convertible, disregarding, for such purposes, any limitations on conversion set forth herein, provided, however, that solely for purposes of this Section 4( a), the Voting Floor Price shall not be lower than the closing sale price of the Common Stock on the Trading Day immediately preceding the execution date of the Purchase Agreement. For purposes of this Section 4( a), the term "Voting Floor Price" shall mean the Company's closing sale price on the Trading Day immediately preceding the execution date of the Purchase Agreement plus the Black-Scholes value of the Warrant (as defined in the Purchase Agreement), or $5.38 plus $0.864 for an aggregate of$6.244. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions." THIRD: On February 4, 2025, the Board of Directors of the Corporation duly adopted this Certificate of Amendment and declared this Certificate of Amendment advisable by written consent. FOURTH: On February 4, 2025, in accordance with the provisions of Section 242 of the DGCL, the sole stockholder of the issued and outstanding stock of the Corporation entitled to vote consented to and authorized this Certificate of Amendment by written consent in lieu of meeting. The total number of shares of the Corporation's Series G Convertible Preferred Stock issued outstanding and entitled to vote upon this Certificate of Amendment was 860 such shares. FIFTH: This Certificate of Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of February 5, 2025. HYPERSCALE DATA, INC. By: Isl Henry Nisser Henry Nisser President